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                                                                    EXHIBIT 10.2



                                   SUBLEASE

     THIS SUBLEASE (this "Sublease"), dated for reference purposes as of October 24, 2001, is made and entered into by and between EPIGENX PHARMACEUTICALS, INC., a California corporation ("EP"), and ARMED FORCES COMMUNICATIONS, INC., a CALIFORNIA CORPORATION, D/B/A MARKET PLACE MEDIA ("MPM") (the "SUBTENANT"), with reference to the following facts:

                                   RECITALS:

     A. EP is the Tenant under that certain Gross Rent Real Property Lease dated as of July 12, 2000 (the "ORIGINAL MASTER LEASE") between EP and Patterson Associates, LLC, a California limited liability company ("MASTER LANDLORD").

     B. The Original Master Lease was amended by amendments dated December 18, 2000 and January 18, 2001 (the Original Master Lease, as so amended, is referred to in this Sublease as the "MASTER LEASE").

     C. Under the Master Lease, EP leases certain premises located at 5385 Hollister Avenue in Goleta, California, as more particularly described in the Master Lease (the "PREMISES").

     D. Subtenant desires to sublease a portion of the Premises from EP, and EP desires to sublease a portion of the Premises to Subtenant, on the terms and conditions set forth herein. All terms not otherwise defined herein shall have the meanings given such terms in the Master Lease.

                                  AGREEMENTS:

     NOW, THEREFORE, in light of the foregoing and in consideration of the mutual covenants set forth in this Sublease, EP and Subtenant, intending to be legally bound, agree as follows:

1.   SUBLEASE OF PREMISES

1.1. SUBLEASE. Commencing on the date set forth in SECTION 2, EP subleases the Premises to Subtenant, and Subtenant subleases the Premises from EP. The parties estimate that the Premises consist of approximately 2,570 square feet. This statement of square footage is an approximation that EP and Subtenant agree is reasonable, and the Minimum Monthly Rent (defined below) is not subject to revision whether the actual square footage of the Premises is more or less.

1.2 TERMS. This Sublease is subject to all of the terms and conditions of the Master Lease. Except as provided in SECTION 1.3, Subtenant shall assume and perform all of EP's obligations under the Master Lease with respect to the Premises. Each of such terms and conditions of the Master Lease incorporated herein shall be terms and conditions of this Sublease. When the context requires, each reference in the Master Lease to Landlord shall be deemed to refer to EP, and each reference therein to Tenant shall be deemed to refer to Subtenant; PROVIDED, HOWEVER, that (a) EP shall not be obligated to perform any act of the Master Landlord under the Master



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Lease that EP does not have the authority or right to perform, and (b) any provision of the Master Lease requiring the approval of the Master Landlord shall be deemed to require the approval of EP and the Master Landlord. As between EP and Subtenant, any inconsistency between the terms of the Master Lease and the terms of this Sublease shall be governed by the terms of this Sublease.

1.3  EXCEPTIONS. All of the terms and conditions contained in the Master
Lease are incorporated herein as fully set forth, except for Sections N/A to the Master Lease.

2.   TERM OF SUBLEASE

     The term of this Sublease shall commence NOVEMBER 1. 2001 (the "COMMENCEMENT DATE"). Such term shall end at midnight, Pacific Standard Time, on AUGUST 31,2003.

3.   CONDITION OF PREMISES

3.1 DUE DILIGENCE INVESTIGATION. As of the Commencement Date, Subtenant acknowledges that Subtenant will have conducted or will have had the opportunity to conduct a comprehensive investigation ("DUE DILIGENCE INVESTIGATION") of the Premises and all other matters that in Subtenant's judgment may affect the value or suitability of the Premises for Subtenant's purposes or that may influence Subtenant's willingness to enter this Sublease, including, without limitation, an inspection or examination of (a) the physical condition, size, and configuration of the Premises, including access, parking, location, or accessibility of utilities, the condition of the improvements, the existence of any hazardous materials, soil or topographical conditions, and earthquake preparedness; (b) the Master Lease; (c) title; (d) taxes; (e) income and expense data; (f) insurance costs; (g) permissible uses and zoning or development entitlements; (h) any applicable covenants, conditions, and restrictions; and
(i) compliance with any federal, state, or local law, statute, rule, or regulation now or hereafter in effect (including without limitation the Americans With Disabilities Act of 1990, 42 U.S.C. ss.12101).

3.2 NO REPRESENTATIONS AND WARRANTIES. Subtenant acknowledges that EP would not sublease the Premises except on an "AS IS" basis, and agrees that (a) Subtenant accepts the Premises "AS IS" and with all faults; (b) neither EP nor any of its officers, agents, employees, or representatives has made any representations or warranties of any kind or nature, whether express or implied, with respect to the Premises or any of the matters relating thereto; (c) EP has no duty to make any disclosures concerning the condition of the Premises and/or the fitness of the Premises for Subtenant's intended use, and Subtenant expressly waives any duty that EP might have to make any such disclosures; (d) Subtenant is relying solely on Subtenant's own Due Diligence Investigation; (e) neither EP nor Master Landlord shall be required to perform any work of construction, alteration, repair, or maintenance of or to the Premises.

4.   USE

Subtenant may use the Premises for office use and storage and for no other purposes whatsoever without the prior written consent of EP and Master Landlord.

5.   RENT: SECURITY DEPOSIT

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5.1  MINIMUM MONTHLY RENT. During each month of the term of this Sublease, inimum monthly rent (as defined below) shall be payable in advance on or before the first day of each month, commencing on the Commencement Date (the "RENT COMMENCEMENT DATE"). The minimum monthly rent shall be TWO THOUSAND FOUR HUNDRED FORTY ONE AND ONE HALF Dollars ($2,441.50) per month (the "MINIMUM MONTHLY RENT"). Until modified by SECTION 5.2, Minimum Monthly Rent shall be payable in equal monthly installments in the amount set forth above.

5.2 ANNUAL ADJUSTMENT TO RENT. Minimum Monthly Rent shall be adjusted at the times and in the manner set forth in the Master Lease.

5.3 ADDITIONAL RENT. In addition to the Minimum Monthly Rent payable pursuant to SECTIONS 5.1 and 5.2, Subtenant shall pay to EP all other amounts required to be paid by EP to Master Landlord or any other third party under the terms of the Master Lease (the Minimum Monthly Rent and all other amounts required to be paid by Subtenant are referred to collectively as "RENT").

5.4 PAYMENT. All Rent payable by Subtenant hereunder shall be paid by Subtenant to EP not later than the close of business on the date first due, without prior notice or demand, without offset or reduction. All Rent shall be payable in lawful money of the United States at such place as EP may designate to Subtenant from time to time in writing. Rent or increased Rent for any partial month shall be prorated on the basis of a thirty-day month.

5.5 PREPAID RENT. Concurrently with the execution of this Sublease, Subtenant shall pay to EP the sum of TWO THOUSAND FOUR HUNDRED FORTY ONE AND ONE HALF Dollars ($2,441.50), representing the first month's Minimum Monthly Rent.

5.6  SECURITY DEPOSIT. The amount of the Security Deposit shall be TWO
THOUSAND FOUR HUNDRED FORTY ONE AND ONE HALF Dollars ($2,441.50), which shall be paid concurrently with the execution of this Sublease.

6.   INSURANCE

     Subtenant shall procure and maintain policies of insurance insuring the Premises and Subtenant's use of the same with the coverages and amounts equal to or greater (at Subtenant's election) than those that EP is obligated to procure under the terms of the Master Lease. Such policies shall further comply with all of the terms of the Master Lease. Not later than thirty days prior to the expiration of any such policy, Subtenant shall present to EP evidence of the renewal of such policies, or the purchase of acceptable replacement policies, for the ensuing period. All such policies shall name both EP and Master Landlord as additional insureds and shall provide that they will not be subject to cancellation without thirty days' prior written notice to EP.

7.   INDEMNIFICATION

     Subtenant shall indemnify, defend with counsel acceptable to EP, and hold EP harmless from any claims, damages, costs, expenses, and/or causes of action that may arise or be in any way related to Subtenant's use and occupancy of the Premises.


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8.    DEFAULT: TERMINATION BY SUBTENANT

8.1 EVENTS OF DEFAULT. The following events shall constitute an event of default under this Sublease:

8.1.1 RENT. Subtenant's failure to make timely payments in accordance with
SECTION 5;

8.1.2 BREACH. Subtenant's failure to honor or perform any other covenant, condition, or obligation imposed upon Subtenant by this Sublease; or

8.1.3 LEASE. Subtenant's failure to honor or perform any covenant, condition, or obligation imposed upon EP, as Tenant, under the terms of the Master Lease.

8.2 NOTICE AND CURE. EP shall provide Subtenant written notice of any default under this Sublease. If the default is attributable to Subtenant's failure to pay any sums hereunder, or owing under the Master Lease, Subtenant shall be entitled to cure any such default within three days following the due date thereof. If the default is attributable to any other acts or omissions of Subtenant, Subtenant shall be entitled to cure any such default within ten days of receiving written notice of any such default from EP.

8.3 REMEDIES. If Subtenant fails to cure any default within the applicable cure period specified in SECTION 8.2, EP may terminate this Sublease upon delivery of written notice to Subtenant. Upon any such occurrence, in addition to other remedies available to EP under law, EP immediately shall be entitled to
(a) terminate Subtenant's right to possession of the Premises and evict Subtenant therefrom through legal process, and (b) to exercise, as to Subtenant, all of the rights and remedies available to Master Landlord under the Master Lease, as if all such rights and remedies were set forth verbatim herein.

9.    GENERAL PROVISIONS

9.1 ATTORNEYS' FEES. If either party engages counsel to enforce that party's rights hereunder or to resolve any dispute arising out of or related to this Sublease, whether or not litigation is commenced, the prevailing party shall be entitled to recover from the nonprevailing party all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, court costs, and expert witness fees) incurred by the prevailing party.

9.2 INTEGRATION. This Sublease contains all of the agreements of the parties with respect to the matters contained herein. No prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose.

9.3 VENUE. If any action or other legal proceeding is filed in connection with this Sublease, venue for the same shall be had in Santa Barbara County, California.

9.4 COUNTERPARTS. This Sublease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                   (Signatures appear on the following page.)

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         IN WITNESS WHEREOF, the undersigned have caused this Sublease to be executed, effective on the date set forth above.

                                    "EP"

                                    EPIGENX PHARMACEUTICALS, INC.,
                                    a California corporation


                                    By /s/ Ken Richards
                                      ------------------------------------------
                                    Title: CFO
                                    Date: Oct. 31, 2001



                                    By /s/ Signature unreadable
                                      ------------------------------------------
                                    Title: CEO
                                    Date: Oct. 31, 2001


                                    ADDRESS FOR NOTICES:
                                    EpiGenX Pharmaceuticals, Inc.
                                    5385 Hollister Avenue
                                    Santa Barbara, CA 93111


                                    "SUBTENANT"
                                    ARMED FORCES COMMUNICATIONS, INC., a
                                    California corporation.
                                    d/b/a MARKET PLACE MEDIA ("MPM")


                                    By /s/ Adam T. Sawyer
                                      ------------------------------------------
                                    Title: President
                                    Date: October 30, 2001


                                    By /s/ Carolyn Gambult
                                       -----------------------------------------
                                    Title: Vice President
                                    Date: October 30, 2001


                                    ADDRESS FOR NOTICES:
                                    Market Place Media
                                    26 Castilian Drive
                                    Santa Barbara, CA 93117

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LIST OF EXHIBITS


Exhibit A         Master Lease













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